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                                                                   EXHIBIT 10.47

[ * ] DENOTES EXPURGATED INFORMATION

                              PRODUCTION AGREEMENT
                                     BETWEEN
                       SAMUEL ADAMS BREWERY COMPANY, LTD.
                                       AND
                         BROWN-FORMAN DISTILLERY COMPANY

      THIS AGREEMENT ("Agreement"), effective as of the 11th day of April, 2005 (the "Effective Date"), by and between Samuel Adams Brewery Company, Ltd., an Ohio limited liability company with a principal place of business at 1625 Central Parkway, Cincinnati, OH 45214 ("SABC"), and Brown-Forman Distillery Company, a division of Brown-Forman Corporation, a Delaware corporation with a principal place of business at 850 Dixie Highway, Louisville, KY 40210 ("Brown-Forman").

      WHEREAS, SABC has the capacity to provide fermented malt liquid for use as a base in the production of a clear malt base;

      WHEREAS, Brown-Forman has a design for technology to "cleanse" such liquid to create a clear malt base; and

      WHEREAS, the parties wish to enter into an arrangement whereby SABC will provide the fermented malt liquid for processing using Brown-Forman's technology to produce clear malt base for use by SABC and for sale to Brown-Forman;

      ACCORDINGLY, for and in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

      1. SCOPE OF AGREEMENT; COMMITTED CAPACITY.

            (a) COMMITMENT. During the Term of this Agreement, upon the purchase and installation at the Brewery of the ISEP and the fermentation and storage tanks required to meet the Production Capacity as set forth in Section 8 of this Agreement, SABC will ferment and process Product at the Brewery and will sell and ship in bulk container trucks Base2 to Brown-Forman; and Brown-Forman will purchase Base2 from SABC, all in accordance with and subject to the terms and conditions set forth herein.

            (b) DEFINITIONS. For purposes of the Agreement, the following terms shall have the respective meanings ascribed to them:

            "BARREL" means 31 U.S. gallons (3,968 ounces).

            "BASE1" means fermented liquid malt beverage developed by SABC designed to be used with ISEP.

            "BASE2" means clear malt beverage resulting from the processing of Base1 through ISEP.

            "BREWERY" means SABC's brewery located in Cincinnati, Ohio.

            "FERMENTING CAPACITY" means the number of tanks used for fermenting Base1 necessary to meet the Base2 production requirements of Brown-Forman.

            "FERMENTING INGREDIENTS" means all materials, ingredients and processing aids needed for the production of Base1.

[ * ] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

            "INCREMENTAL EFFLUENT COSTS" means the cost to SABC of processing effluent resulting from production of Base2 from Base 1.

            "ISEP" means equipment that contains the malt beverage cleaning technology developed by Brown-Forman.

            "ISEP MATERIALS" means all materials, ingredients, re-agents and processing aids needed for the operation of ISEP and the production of Base2.

            "ISEP OPERATING COSTS" means all direct costs associated with the operation and running of ISEP, including energy costs, direct operating labor and labor overhead, maintenance and repair costs, and regeneration costs of ISP re-agents.

            "PRODUCT" means the Base2 produced for Brown-Forman.

            "PRODUCTION CAPACITY" means the monthly functional output capacity of ISEP on a 156 hour per week schedule.

            "STORAGE CAPACITY" means the number of tanks used to receive and hold Base2 necessary to meet the Base2 production requirements of Brown-Forman.

            (c) COMMITTED CAPACITY. Upon the purchase and installation of the equipment in accordance with Section 8 of this Agreement, SABC shall provide Brown-Forman [ * ] of Production Capacity. The Parties shall use their best efforts to share the allocation of the Production Capacity in order to meet the seasonal demands of both parties.

            (d) CHANGE IN LOCATION. SABC may, at its sole option, meet its production obligations hereunder at another brewery owned by SABC or by an affiliate, except that Brown Forman's net delivered cost from the new facility shall be no higher than if the Base2 had been supplied from the Brewery in Cincinnati. SABC shall bear all costs of movement of the equipment necessary to produce Base2, including the ISEP, and shall reimburse Brown-Forman for its incremental shipping costs from the new location, if any. SABC shall use commercially reasonable efforts to ensure that there is no material disruption in production of Base2 as a result of such change in location.

      2. PRICE AND MANNER OF PAYMENT.

            (a) Except as otherwise provided in this Agreement, Brown-Forman shall purchase the Product from SABC for an amount (the "Price") equal to [ * ] per Barrel. In addition, Brown-Forman will pay for [ * ] used for the production of the volume of Base1 required to produce the volume of Base2 ordered by Brown-Forman. Further, Brown-Forman will pay for [ * ], except that Brown-Forman will not be responsible for costs associated with production losses that are not normal and customary for production of this nature. [ * ] will be purchased by SABC and billed to Brown-Forman [ * ].

            (b) Prices are F.O.B. the carrier's trucks at the Brewery's docks (i.e., the Price includes the cost and risk of loading trucks at SABC's dock).

            (c) On the date the Product is shipped, SABC will invoice Brown-Forman for the Price and all federal, state and local excise taxes attributable to the Product that are paid by SABC. SABC will invoice Brown-Forman for [ * ] incurred by SABC in the production of the Product ordered by Brown-Forman [ * ] when the Product is shipped (with monthly reconciliation to reflect SABC's actual cost). SABC may, upon at least ten (10) days prior written notice, adjust [ * ]. All invoices will be sent to Brown-Forman electronically and Brown-Forman will pay [ * ] by electronic funds transfer all timely invoices that relate to shipments of the Product made by SABC during the previous week.

[ * ] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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            (d) SABC may designate an affiliate organization to process invoicing and receive such payments.

      3. TERM.

      The Initial Term of this Agreement shall commence on the Effective Date and, absent earlier termination pursuant to Section 9 hereof, it shall expire on [ * ]. [ * ] Notice of intent to not renew this Agreement after the Initial Term shall be provided as set forth in Section 9(c).

      4. MINIMUM ORDERS.

            (a) ANNUAL FORECASTS. Upon the execution of this Agreement and on or before each October 1 thereafter during the term of the Agreement, Brown-Forman shall provide SABC with a forecast for its aggregate volume requirements by month for the following calendar year (the "Annual Forecast"). The Annual Forecast for calendar year 2005 is attached as SCHEDULE 1 hereto. The Annual Forecast may not, without the approval of SABC, include any month where the volume exceeds [ * ] of the Production Capacity.

            (b) PRODUCTION PLAN. On a weekly basis, Brown-Forman shall provide SABC with a 12-week Production Plan for the Product (the "Production Plan"). The Production Plan shall be a rolling 12-week schedule setting forth requirements for the Product for each week during the twelve (12) weeks covered by the Production Plan. All requirements for the Product during the first six (6) weeks of the Production Plan shall constitute firm orders by Brown-Forman. All requirements for the Product during the remaining six weeks of the Production Plan shall be a forecast of Brown-Forman's best estimate of requirements for the Product and shall be used by SABC for capacity planning purposes. Brown-Forman shall update the Production Plan each week by providing its best estimate of requirements for the twelfth week and by revising the schedule for brewing and packaging requirements in the seventh through eleventh weeks of the Production Plan The batch size that Brown-Forman shall utilize in the Production Plan shall be SABC's maximum batch based on the size of the tanks in the Fermenting Capacity and Storage Capacity. SABC will have no obligation to accept a Production Plan that exceeds [ * ] of the Production Capacity nor that exceeds the capacity of the Fermenting Capacity or the Storage Capacity.

            (c) SHIPPING SCHEDULE. Brown-Forman shall place all orders for the Product by the fifith business day of each month (the "Shipping Schedule"). The Shipping Schedule shall set forth the quantity of the Product and the day and week in which each order shall be shipped in the following month. If the Shipping Schedule is not sufficient to allow the Storage Capacity or Fermentation Capacity to be emptied in a timely manner, SABC shall not be required to produce the Production Forecast for Brown-Forman, until sufficient orders are placed and shipped and Fermenting Capacity and Storage Capacity become available. SABC will provide notice to Brown Forman prior to the cessation of production for this reason.

            (d) MINIMUM PURCHASE REQUIREMENT.

            (i)  [ * ].

            (ii) [ * ].

      5. RISK OF LOSS.

            Brown-Forman shall have sole responsibility for selecting carriers and making all arrangements for shipment of the Product from the Brewery, except that SABC shall be responsible for the actual scheduling of the carriers on a day-to-day basis. Brown-Forman shall be responsible for any

[ * ] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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costs associated with its carrier failing to meet SABC's pick-up time guidelines. Brown-Forman shall pay for all costs associated with shipment of the Product from the Brewery. SABC and Brown-Forman each acknowledge and agree that, consistent with the F.O.B. pricing terms, the risk of loss in loading the carrier's trucks shall be borne by SABC. However, the carrier's driver shall have the right to inspect each shipment for damage prior to leaving the loading dock and, accordingly, Brown Forman shall bear the risk of loss on any shipment of Product once the carrier's truck leaves the loading dock.

      6. BREWERY OF RECORD

            (a) SABC shall provide all Product produced hereunder under such trade name(s) specified by Brown-Forman as the Brewery of Record, provided that Brown-Forman secure and maintain such permits, licenses, approvals and the like required by any federal, state or local governmental agency with respect related to such production. SABC shall work cooperatively with Brown-Forman to secure such permits and licenses, and Brown-Forman shall reimburse SABC promptly for any out-of-pocket costs, including, without limitation, legal expenses, incurred in connection therewith.

            (b) SABC and Brown-Forman shall maintain an alternating proprietorship whereby the Product is produced at the Brewery under a Brewer's Notice for such premises issued to Brown-Forman. SABC shall maintain separate records for the Product produced under the Brown-Forman alternating proprietorship and shall provide Brown-Forman in a timely manner with such information and documentation as may be required by Brown-Forman so that it can file monthly reports and federal excise tax returns in a timely manner. Brown-Forman will pay SABC its out-of-pocket costs, including, without limitation legal expenses, incurred in connection with maintaining the Brown-Forman alternating proprietorship.

      7. FORCE MAJEURE.

            (a) Neither party shall be liable for failure to perform any obligation of this Agreement which may arise as a result of any present or future statute, law, ordinance, regulation, order, judgment or decree, failure to obtain required permits, licenses or approvals, any weather related or natural disaster, explosion, lockout, boycott, strike, riot, war or similar occurrence. Notwithstanding the foregoing, Brown-Forman's obligation to make payments to SABC for capital investments made by SABC under Section 8 and
Section 9(a) below prior to a force majeure event shall be unaffected by the force majeure event and remain in full force and effect.

            (b) The party claiming to be so affected shall promptly give notice to the other party after it learns of the occurrence of said event and any delay or failure shall not be excused unless such notice is given.

      8. CAPITAL INVESTMENTS, EXPANSIONS AND MODIFICATIONS.

            (a) ISEP Investments. Within [ * ] after the Effective Date, SABC will initiate the purchase and installation of the ISEP at the Brewery with a rated Production Capacity of at least [ * ]. Brown-Forman shall reimburse SABC for [ * ] of the such amount paid by SABC for such purchase and installation, plus interest at the annual rate of [ * ]. Brown-Forman shall pay SABC such amount in [ * ] equal installments on or before [ * ] of each of the first [ * ] years of the Initial Term, except that the first installment shall be due and payable on the initial commissioning of ISEP. Brown-Forman may prepay the amount owed pursuant to this Section 8(a) without penalty. [ * ].

            (b) Fermentation and Storage Tanks. SABC shall purchase and install such fermentation and storage tanks, process piping and related equipment that shall be required to produce the Product to be purchased by Brown-Forman as more fully set forth on Schedule 3 attached hereto

[ * ] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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      (the Fermentation Capacity and Storage Capacity). Brown-Forman shall reimburse SABC for [ * ] such amount paid by SABC for such purchase and installation, plus interest at the annual rate of [ * ]. Brown-Forman shall pay SABC such amount in [ * ] equal installments on or before [ * ] of each of the first [ * ] years of the Initial Term, except that the first installment shall be due and payable on the initial commissioning of ISEP. Brown-Forman may prepay the amount owed pursuant to this Section 8(b) without penalty. [ * ]. Such reimbursement for fermentation and storage tanks is to provide adequate capacity at the Brewery to meet the production requirements to fulfill Brown-Forman orders, but does not give Brown-Forman any ownership rights or control over the use of such tanks.

                  (c) Brown-Forman shall reimburse SABC for any modifications it must make to the Brewery or its equipment necessary for the safe loading of Base2 on to tanker trucks for shipment. Such payment shall be made within thirty (30) days of receipt of an invoice therefore from SABC. Brown-Forman may prepay the amount owed pursuant to this Section 8(b) without penalty.

                  (d) SCHEDULE 2 attached hereto sets forth the anticipated costs for the equipment and brewery modifications described in subsections
      (a), (b) and (c) above and is hereby incorporated herein by this reference.

                  (e) Either party may, at its own expense, expand the Production Capacity of ISEP and, unless otherwise mutually agreed to, the party funding the expansion shall have the sole right to the additional Production Capacity resulting from such additional investment during the term of this Agreement.

                  (f) The parties anticipate the ISEP may from time to time, require upgrades and modifications to remain in good working order. The parties shall work together in good faith to consult on and agree to such investments and shall divide the costs of such upgrades and modifications equally, unless otherwise agreed to in writing prior to making the investment.

                  (g) Except as otherwise provided to the contrary in Section 9(c)(i), SABC in all events shall retain all right, title and interest in and to the equipment purchased and brewery modifications made pursuant to this Section 8.

            9. TERMINATION.

                  (a) During the Initial Term, Brown-Forman may terminate this Agreement at any time effective no less than [ * ] after delivery of written notice to SABC. If the effective date of such termination is on or prior to [ * ], Brown-Forman will pay to SABC on or before the termination effective date the remaining balance due to SABC under Section 8 above and shall have no rights of recoupment with respect to any moneys paid prior to such termination date. Upon such termination effective date, SABC will have the right to all of the Production Capacity.

                  (b) SABC may not terminate the Agreement effective prior to [ * ] except in the event of a Brown-Forman default as set forth in subsections (d) or (e) below.

                  (c) Either party may terminate this Agreement [ * ] prior written notice, such notice to be effective no earlier than [ * ].

                  (i) If SABC terminates this Agreement under this subsection
(c), it will, at Brown-Forman's request, assign all right, title and interest in and to the ISEP to Brown-Forman for no additional consideration. SABC will decommission, remove, make ready for and load onto trucks the ISEP from the Brewery and make it available for pick-up by Brown-Forman. SABC, at its option, may purchase from Brown-Forman some or all of the fermentation and storage tanks paid for by Brown-Forman at the net book value

[ * ] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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thereof based on a [ * ] straight line depreciation. SABC, at Brown-Forman's request, shall make those tanks not purchased so by SABC available for pick-up by Brown-Forman at the Brewery.

                  (ii) If Brown-Forman terminates this Agreement under this subsection (c) above, SABC, at its option, may retain any or all of the equipment paid for by Brown-Forman pursuant to this Agreement, including its investments made in the ISEP and fermentation and storage tanks as set forth in
Section 8 above, and Brown-Forman would no longer have any rights to Production Capacity. If, at such time, the ISEP technology is proprietary to Brown-Forman, Brown-Forman shall grant an unlimited, non-exclusive license to SABC for the use of the ISEP in accordance with the terms and conditions of this Agreement at no cost to SABC. If such technology is not deemed to be proprietary to Brown-Forman, Brown-Forman shall not interfere with SABC's use of the ISEP in accordance with the terms and conditions of this Agreement and shall relinquish any claims that it may have to the ISEP.

                  (d) In the event that Brown-Forman fails to meet its Minimum Purchase Requirement as set forth in Section 4(d)(ii) above, SABC may terminate this Agreement upon [ * ] prior written notice, and, at its option, may retain any or all of the equipment paid for by Brown-Forman pursuant to this Agreement, including its investments made in the ISEP and fermentation and storage tanks as set forth in Section 8 above, and Brown-Forman would no longer have any rights to Production Capacity. If, at such time, the ISEP technology is proprietary to Brown-Forman, Brown-Forman shall grant an unlimited, non-exclusive license to SABC for the use of the ISEP in accordance with the terms and conditions of this Agreement at no cost to SABC. If such technology is not deemed to be proprietary to Brown-Forman, Brown-Forman shall not interfere with SABC's use of the ISEP in accordance with the terms and conditions of this Agreement and shall relinquish any claims that it may have to the ISEP.

                  (e) In addition to exercising its rights under Section 22 hereof, either party may terminate this Agreement effective immediately upon written notice to the other party in the event that the other party is in default of any of its payment obligations under this Agreement which default continues for a period of [ * ] following receipt of written notice of such default or (ii) of any of its other obligations under this Agreement [ * ] after receipt of notice of default to correct the breach, except that if the defaulting party can demonstrate its continuing best efforts to cure such breach, it shall then have up to [ * ] to do so.

                  (f) Either party may terminate this Agreement effective immediately upon written notice to the other Party in the event that: (i) the other party makes an assignment for the benefit of creditors or files a voluntary bankruptcy, insolvency, reorganization or similar petition seeking protection from creditors; (ii) the other party fails to vacate any involuntary bankruptcy, insolvency or reorganization petition filed against such party within sixty (60) days after the filing of such petition; or (iii) the other party liquidates, dissolves or ceases to do business as a going concern.

                  (g) Upon termination of this Agreement pursuant to this
      Section 9, Brown-Forman shall promptly pay to SABC all unpaid invoices in full and all unpaid costs incurred by SABC pursuant to this Agreement.

            10. AGENCY AND INDEMNIFICATION.

                  (a) SABC and Brown-Forman understand and agree that neither party, by virtue of this Agreement or anything contained herein, including SABC affixing to any Product and/or registering the name of "Brown-Forman Distillery Company" or any other Brown-Forman trade name, is constituted or appointed the agent of the other party for any purpose whatsoever, nor shall anything herein contained be deemed or construed as granting Brown-Forman or SABC any right or authority to assume or to create any obligation or responsibility, express or implied, for or on behalf of or in the name of the other, or to bind the other in any manner or way whatsoever.

[ * ] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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                  (b) Brown-Forman shall indemnify and hold harmless SABC from and against any and all claims, expenses, causes of action or liabilities of any nature whatsoever (collectively, "Damages"), to the extent that Damages arise solely from the independent conduct of Brown-Forman; provided that Damages shall not include any loss, liability, cost or expense incurred by SABC as a consequence of the exercise by Brown-Forman of any rights under this Agreement.

                  (c) SABC shall indemnify and hold harmless Brown-Forman from and against any and all claims, expenses, causes of action or liabilities of any nature whatsoever (collectively, "Damages"), to the extent that Damages arise solely from the independent conduct of SABC; provided that Damages shall not include any loss, liability, cost or expense incurred by Brown-Forman as a consequence of the exercise by SABC of any of its rights under this Agreement.

                  (d) Except as otherwise provided in subsections (b) and (c) above and Section 11 below, neither party shall have any obligation to indemnify the other with respect to any action or claim that may arise out of or relate to the performance by the respective party under this Agreement.

            11. PRODUCT LIABILITY.

                  (a) SABC and Brown-Forman shall each maintain product liability insurance coverage in the respective amount of not less than [ * ] per occurrence and [ * ] combined single limit, and in the amount of not less than [ * ] combined single limit in the aggregate relating to the Product produced by SABC for Brown-Forman hereunder. Each such policy shall be non-cancelable and non-amendable with respect to the other party without at least thirty (30) days' prior notice to the other party and each party shall provide at least annually a Certificate of Insurance evidencing such coverage.

                  (b) SABC shall indemnify and hold harmless Brown-Forman and all of its affiliates from and against any and all loss, liability, cost or expense of any nature whatsoever, including reasonable attorney's fees (collectively, "Product Liability Damages"), arising out of or associated with the manufacture of the Product by SABC, regardless of when manufactured, and whether under this Agreement or otherwise, except to the extent that (i) Product Liability Damages were caused by improper storage, handling or alteration of the Product after delivery to Brown-Forman, (ii) Product Liability Damages are based on or result from a claim that the Product is inherently defective, or (iii) Product Liability Damages were caused by the ISEP, ISEP Materials, specifications, formulas, standards, processes or quality control programs specified by Brown-Forman.

                  (c) Brown-Forman shall indemnify and hold harmless SABC and all of its affiliates from and against any and all Product Liability Damages to the extent arising out of the causes excepted from SABC's duty to indemnify Brown-Forman under clauses (i), (ii) and (iii) of subsection
      (b) of this Section 11.

                  (d) Notwithstanding the provisions of subsections (b) and (c) of Section 12, in no event shall either party be liable to indemnify the other Party for consequential and/or punitive damages suffered by the other in an amount greater than [ * ].

            12. RECIPE AND QUALITY

                  (a) SABC shall produce the Product in accordance with the specifications to be provided by Brown-Forman no later than [ * ] and approved by SABC and in compliance with federal, state and local laws and regulations applicable to the Product. Brown-Forman shall have the right to change specifications upon reasonable prior written notice, provided that the cost of any such change shall be borne by Brown-Forman and, provided further, that the specified ISEP Materials are readily available in the necessary timeframe.

[ * ] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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                  (b) The Product shall be produced and shipped according to
      Brown-Forman's specifications. SABC shall take two samples of each batch of Product prior to loading the shipment onto trucks and shall properly identify and store such sample at the Brewery and send the other sample with the shipment to Brown-Forman. Brown-Forman shall have the right to inspect such sample upon final delivery at Brown-Forman's facilities and reject such Product if the sample does not meet Brown-Forman's specifications, provided that the failure to meet such specifications is not the result of mishandling or an event that may have occurred subsequent to the sample being loaded on Brown-Forman's trucks.

            13. COMPETING PRODUCTS.

                  (a) [ * ].

                  (b) [ * ].

                  (c) [ * ].

                  (d) The parties agree to work in good faith to resolve issues that may arise from time to time relating to the Production Capacity allocation or other provisions of this Agreement to seek mutually beneficial solutions thereof.

            14. RIGHTS OF OFFSET.

            The parties acknowledge and agree that, to the extent a party is at any time owed money by the other party that is either immediately due and payable or is overdue, such party may set off such amount against any monies owed by such party from time to time to such other party, said set-off to be accomplished by written notice to such other party effective upon being sent.

            15. LIMITATION PERIOD ON CLAIMS.

            All claims hereunder must be brought no later than [ * ] after such claims arose or the party having such claim shall be deemed to have waived and forever released it; provided that for this purpose, a claim will be deemed to have arisen at the time the party asserting the claim first became aware of it.

            16. NOTICES.

            All notices required herein shall be given by registered airmail, return receipt requested, or by overnight courier service, in both cases with a copy also sent by telecopier or email, to the following addresses (unless change thereof has previously been given to the arty giving the notice) and shall be deemed effective when received:

           If to Brown-Forman:  Theodore S. Lioutas, V.P. R&D and
                                Alan Blake, GM Louisville Production Operations Brown-Forman Corporation
                                850 Dixie Highway
                                Louisville, KY. 49210
                                (502) 774-7377
                                theo_lioutas@b-f.com
                                alan_blake@b-f.com

[ * ] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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           with a copy to:      General Counsel
                                Brown-Forman Corporation
                                850 Dixie Highway
                                Louisville, KY. 49210
                                (502) 774-7963

           If to SABC:          Jeffrey D. White, COO, and
                                Martin F. Roper, President and CEO
                                The Boston Beer Company
                                75 Arlington Street
                                Boston, MA 02116
                                Fax: (617) 368-5553
                                martin.roper@bostonbeer.com
                                jeff.white@bostonbeer.com

           with a copy to:      Frederick H. Grein, Jr., Esq.
                                Nixon Peabody LLP
                                100 Summer Street
                                Boston, Massachusetts 02110
                                Fax: (866) 369-4741
                                fgrein@nixonpeabody.com

            17. SUCCESSORS AND ASSIGNS.

            This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties, but shall not be assigned by any party without the prior written consent of the other Party, which consent will not be unreasonably withheld. No failure of a party to consent to a proposed assignment of this Agreement by the other party shall be deemed unreasonable if such party believes in good faith that the proposed assignee is not capable of performing the financial or production obligations of the party proposing to assign this Agreement. Transfer of ownership to a parent, subsidiary or affiliate of a party shall not be deemed an assignment under this Section 17. Assignment of this Agreement shall not relieve the assigning Party of its financial obligations hereunder, including its indemnification obligations, if an assignee defaults in the performance of its assigned obligations.

            18. GOVERNING LAW.

            This Agreement shall be interpreted and construed in accordance with the laws of the State of Ohio.

            19. EXECUTION IN COUNTERPARTS.

            This Agreement may be executed in one or more counterparts each of which shall be deemed to be an original but all of which together shall constitute one and the same document.

            20. AMENDMENTS.

            No amendment, change or modification of any of the terms, provisions or conditions of this Agreement shall be effective unless made in writing and signed or initialed on behalf of the Parties hereto by their duly authorized representatives.

[ * ] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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

            21. NO THIRD PARTY BENEFICIARIES.

            SABC and Brown-Forman agree that this Agreement is solely for their benefit and it does not nor is it intended to create any rights in favor of, or obligations owing to, any person not a Party to this Agreement.

            22. ARBITRATION.

            Any controversy or claim arising out of or relating to this Agreement, or the breach hereof, with the exception of any claim for a temporary restraining order or preliminary or permanent injunctive relief to enjoin any breach or threatened breach hereof, shall be settled by binding arbitration to be conducted by the American Arbitration Association ("AAA") in New York City in accordance with the Optional Procedures for Large Complex Commercial Disputes (the "Complex Procedures"), and to the extent any such matter is not addressed by the Complex Procedures, in accordance with the Commercial Arbitration Rules of applying the laws of New York. The parties agree that (i) such arbitration shall be conducted by a panel of three arbitrators experienced in commercial controversies, (ii) discovery shall not be permitted except as pursuant to the Complex Procedures, or where applicable the Commercial Arbitration Rules off AAA, and (iii) no punitive or exemplary damages shall be awarded. The parties also agree that the parties' respective rights to terminate this Agreement in the event of a breach by the other party of its obligations thereunder shall be suspended pending the resolution of any dispute with respect to the asserted breach, and each party shall continue to perform its obligations under this Agreement, until the dispute is resolved. (The preceding sentence shall not affect any party's right to terminate that is not based upon a breach.) Any award rendered by the arbitrators shall be final and binding on the parties, and judgment may be entered on it in any court of competent jurisdiction as otherwise provided by law; provided that, if the decision of the arbitrators was to affirm the existence of a default or breach, the non-prevailing party shall be afforded a period of forty-five (45) days after the decision of the arbitrators is rendered to cure the default or breach or such longer cure period as may be determined appropriate by the arbitrators. In the event of any such arbitration (including, without limitation, any arbitration relating to the interpretation or enforcement of this Agreement), the prevailing party or parties shall be entitled to recover from the other party or parties all reasonable attorneys' fees and expenses incurred in connection therewith, to the extent determined appropriate and so awarded by the arbitrators.

            23. CONFIDENTIALITY.

            SABC and Brown-Forman acknowledge that they are or will be engaged in competition with one another and engaged in transactions with other parties in the industry in which they do business; and misuse by either party of information provided to it by the other in connection with the transactions contemplated by this Agreement could have a most serious impact on the other's competitive position. Therefore, in consideration of Confidential Information, as hereinafter defined, previously exchanged between the parties, and in order to induce each party to make available and known to the other certain Confidential Information in connection with the transactions contemplated herein, the Parties agree as follows:

                  (a) "Confidential Information" shall include recipes, brewing processes and procedures, quality perimeters, sources of supply, forecasts, production plans, financial information, unpublished business plans, research, inventions, know-how, trade secrets, present and future products, processes and/or customers.

                  (b) Confidential Information shall not include any information which:

                    (i) was previously known to the other Party, other than as a result of the transactions referred to herein and free of any obligation to keep it confidential; or

[ * ] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                        (ii) is or becomes publicly known through no wrongful act or failure to act of the other Party; or

                        (iii) was or is independently developed by the other Party without the use of any information that would otherwise be Confidential Information, as shown by records maintained in the ordinary course of the developing Party's business; or

                        (iv) is disclosed pursuant to a statute, regulation or the order of a court of competent jurisdiction provided the Party from whom the production is required previously notifies the other Party.

                  (c) Each Party shall:

                        (i) use the Confidential Information only in connection with the transactions contemplated in this Agreement, and for no other purpose whatsoever;

                        (ii) restrict disclosure of the Confidential Information solely to those of its officers, directors, members, managers and employees, or its agents (all under similar restrictions of confidentiality) with a need to know, and permit such individuals or agents to use the Confidential Information only in connection with the transactions contemplated in this Agreement;

                        (iii) use and require its officers, directors, members, managers, employees and agents, (including, in the case of Brown-Forman, its BBC Brewmasters and in the case of SABC each of its Brewmasters) to use at least the same degree of care to protect the Confidential Information as is used with comparable confidential information; and advise its officers, directors, members, managers, employees and agents, (including, in the case of Brown-Forman, its BBC Brewmasters and in the case of SABC each of its Brewmasters) who receive the Confidential Information that they may only use, and are required to protect, such Confidential Information as set forth above.

                  (d) The obligations of the Parties hereunder shall survive the termination of this Agreement.

                  (e) The Parties agree to maintain in confidence the material terms and conditions contained in this Agreement and related documents, provided that Brown-Forman shall have the right to disclose any or all of such terms and conditions, in its discretion in its reports filed with the Securities and Exchange Commission, including the right to file such documents as exhibits to such a report.

            24. MERGER; SEPARABILITY.

            This Agreement terminates and supersedes all prior formal or informal understandings between the Parties with respect to the subject matter contained herein. Should any provision or provisions of this Agreement be deemed ineffective or void for any reason whatsoever, such provision or provisions shall be deemed separable and shall not effect the validity of any other provision.

[ * ] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

      IN WITNESS WHEREOF, the parties have executed this Agreement , effective as of the Effective Date.

Witness:                            BROWN-FORMAN CORPORATION

/S/ ROMA TESTA                      By: /S/ THEODORE LIOUTAS
---------------------------             ----------------------------------
                                        V.P. R&D

Witness:                            SAMUEL ADAMS BREWERY COMPANY, LTD.

/S/ KATHLEEN H. WADE                By: /S/ MARTIN F. ROPER
---------------------------             ----------------------------------
                                        President and CEO

[ * ] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                   SCHEDULE 1

               FORECAST FOR FIRST 12 MONTHS OF PRODUCTION OF BASE2

                MONTH             BBLS

                [ * ]             [ * ]

                TOTAL             [ * ]

[ * ] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                   SCHEDULE 2

   BASE1 AND BASE2 FERMENTATION AND STORAGE CAPACITY EQUIPMENT REQUIREMENTS -
                                ESTIMATED COSTS

                                      [ * ]

[ * ] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                     - 1 -